Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Aegon N.V. of our report dated March 22, 2023, relating to the financial statements, financial statement schedule(s) and the effectiveness of internal control over financial reporting, which appears in Aegon N.V.’s Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ R.E.H.M. van Adrichem RA

PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands

July 13, 2023